UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 27, 2010

Merck & Co., Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

New Jersey	1-6571	22-1918501
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

One Merck Drive, P.O. Box 100, Whitehouse Station, New Jersey		08889
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	908-423-1000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On April 27, 2010, the independent members of the Board of Directors (the "Board") of Merck & Co., Inc. (the "Company"), accepted the resignation of Richard T. Clark as the Company’s President, effective as of May 1, 2010. Mr. Clark is continuing to serve in his roles as Chairman of the Board and Chief Executive Officer of the Company. Pursuant to the Company’s mandatory retirement policy applicable to the Chief Executive Officer position, Mr. Clark must step down as the Chief Executive Officer of the Company by April 1, 2011, once he attains age 65 on March 7, 2011.

(c) On April 27, 2010, the Board also approved the appointment of Kenneth C. Frazier to succeed Mr. Clark as President of the Company, effective as of May 1, 2010. Mr. Frazier, 55 years old, currently serves as the Company's Executive Vice President and President, Global Human Health, responsible for the Company's marketing and sales organizations worldwide, including the global pharmaceutical and vaccine franchises, a position he has held since 2007. Prior to that position, Mr. Frazier was the Company's General Counsel since 1999.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Merck & Co., Inc.

April 30, 2010	By:	/s/ Debra A. Bollwage

Name: Debra A. Bollwage
Title: Senior Assistant Secretary